Exhibit 99.1
PRESS RELEASE
FOR IMMEDIATE RELEASE
CONTACT: Gary Yusko
(212) 373-5311
WESTWOOD ONE, INC. REPORTS RESULTS FOR THE
FULL-YEAR AND FOURTH QUARTER 2007
Revenue — $451.4 Million
Adjusted EBITDA — $97.4 Million
Net Income — $24.4 Million
Earnings per Share — $0.28
New York, NY March 12, 2008 — Westwood One, Inc. (NYSE: WON) a provider of analog and digital content, including news, sports, weather, traffic, video news services and other information, to the radio, TV and on-line industries, today reported its operating results for the full year and fourth quarter ended December 31, 2007.
Revenue for 2007 decreased 11.9% to $451.4 million compared with $512.1 million in 2006. The decrease in revenue is primarily attributable to lower audience and inventory levels, a reduction in the size of our sales force and increased competition. For 2007, we experienced revenue declines in both the National and Local/regional areas of our business. In 2007, National revenue declined 11.1% and Local/regional revenue decreased 12.5%. National revenue in 2006 benefited from the Company’s exclusive broadcast of the Winter Olympic games, excluding that non-recurring revenue from 2006’s amounts, National revenue would have declined approximately 9% in 2007. The decrease in National revenue was principally attributable to a reduction in RADAR rated network inventory resulting from our affiliates experiencing audience declines, lower compliance by certain affiliated stations and planned reductions in affiliate compensation, and the cancellation of certain programs, partially offset by revenue generated from new program launches. The decrease in Local/regional revenue was principally related to a reduction in our sales force from 2006, a reduction in :10 second inventory units to sell and from increased competition from radio stations.
Adjusted EBITDA for 2007, defined as operating income plus depreciation and amortization, special charges, and non-cash stock-based compensation and goodwill impairment, was $97.4 million compared with $114.6 million in 2006, a decrease of $17.2 million, or 15.0%. The decrease was principally attributable to lower revenue, partially offset by a reduction in operating costs.
Westwood One’s President and CEO, Tom Beusse, stated, “We completed the year poised to stem the decline in revenue and Adjusted EBITDA we have experienced over the last several years.” Mr. Beusse added, “The recently completed long-term agreement with CBS and the capital infusion and commitment we just received from Gores will allow us to make targeted investments in our business which will fuel revenue growth in the second half of 2008 and beyond. These investments will put us in a position to compete more effectively in all our businesses, some of which are in growing segments of media.”

Free cash flow, defined as net income plus depreciation and amortization, special charges, stock-based compensation, and amortization of deferred financing costs less capital expenditures, in 2007 decreased approximately $22.5 million to $53.1 million, or $0.61 per diluted share, compared with $75.5 million, or $0.88 per diluted share in 2006. Capital expenditures were approximately $5.9 million in both periods.
Operating income in 2007 was $63.3 million compared with an operating loss of $436.0 million in 2006. In 2006 the Company recognized a goodwill impairment charge of $515.9 million. 2006 operating income before the goodwill impairment charge was $79.9 million.
Interest expense in 2007 decreased $2.0 million, or 7.7%, to $23.6 million from $25.6 million in 2006, due to a reduction in debt levels, partially offset by an increase in interest rates.
Income tax expense increased $6.9 million to $15.7 million in 2007 from $8.8 million in 2006. The Company’s effective income tax rate for 2007 was 39.2%.
Net income for the year was $24.4 million, or $0.28 per diluted common share, compared with a 2006 net loss of $469.5 million, or $5.46 per diluted common share.
Three Months Ended December 31, 2007
Revenue for the three months ended December 31, 2007 decreased $15.8 million, or 11.8%, to $118.3 million from $134.1 million in the same period of 2006. The decrease is principally attributable to reduced audience and inventory levels, a reduction in our sales force and increased competition. Revenue declined in the National and Local/regional areas of our business in the quarter. National revenue declined 6.3% and Local/regional revenue decreased 16.9%.
Adjusted EBITDA for the fourth quarter of 2007 was $27.2 million compared with $37.6 million in the fourth quarter of 2006. The decrease is principally attributable to lower revenue, partially offset by a reduction in operating costs.
Free cash flow for the 2007 fourth quarter was $14.1 million compared with $34.9 million in the comparable 2006 quarter, a decrease of $20.8 million. Capital expenditures for the fourth quarter of 2007 were $1.8 million compared with $0.6 million in 2006. The decrease in free cash flow is principally attributable to lower adjusted EBITDA, higher income tax expense, and higher capital expenditures.
Interest expense in the fourth quarter of 2007 decreased $0.6 million, or 9.1%, to $5.9 million from $6.5 million in the fourth quarter of 2006.
Income tax expense in the fourth quarter of 2007 increased $9.6 million to $5.8 million from $(3.7) million in the same period of 2006.
For the fourth quarter of 2007, net income was $8.3 million, or $0.10 per diluted share, compared with a net loss in the fourth quarter of 2006 of $488.6 million, or $5.68 per diluted share. The 2006 net loss was principally attributable to the goodwill impairment charge that was recorded in the fourth quarter of 2006.

2008 Outlook
The Company expects 2008 revenue to increase low single digits and Adjusted EBITDA to decrease 15% - 20% as a result of making strategic investments in our core business. These investments will focus on increasing the audience we deliver to our advertisers and expanding our program offerings. We will also improve and expand our sales force. While improving these core elements of our business, we will increase our efforts in developing content for use across all media platforms.
About Westwood One
Westwood One (NYSE: WON) is a platform-agnostic content company providing over 150 news, sports, music, talk, entertainment programs, features and live events to numerous media partners. Through its subsidiaries, Metro Networks/Shadow Broadcast Services, Westwood One provides local content to the radio and TV industries and to the Web. This content includes news, sports, weather, traffic, video news services and other information. SmartRoute Systems manages traffic information centers for state and local departments of transportation, and markets traffic and travel content to wireless, Internet, in-vehicle navigation systems and voice portal customers. Westwood One serves more than 5,000 radio stations. For more information please visit www.westwoodone.com.
Certain statements in this release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. The words or phrases “guidance,” “expect,” “anticipate,” “estimates” and “forecast” and similar words or expressions are intended to identify such forward-looking statements. In addition any statements that refer to expectations or other characterizations of future events or circumstances are forward-looking statements. Various risks that could cause future results to differ from those expressed by the forward-looking statements included in this release include, but are not limited to: changes in economic conditions in the U.S. and in other countries in which Westwood One, Inc. currently does business (both generally and relative to the broadcasting industry); advertiser spending patterns, including the notion that orders are being placed in close proximity to air, limiting visibility of demand; changes in the level of competition for advertising dollars; technological changes and innovations; fluctuations in programming costs; shifts in population and other demographics; changes in labor conditions; and changes in governmental regulations and policies and actions of federal and state regulatory bodies. Other key risks are described in the Company’s reports filed with the SEC, including the Company’s annual report on Form 10-K. Except as otherwise stated in this news announcement, Westwood One, Inc. does not undertake any obligation to publicly update or revise any forward-looking statements because of new information, future events or otherwise.

WESTWOOD ONE, INC.
SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION
Adjusted EBITDA
The following tables set forth the Company’s Adjusted EBITDA for the three month period and year ended December 31, 2007 and 2006. The Company defines “Adjusted EBITDA” as operating income (loss) from its Statement of Operations adjusted to exclude the following items: depreciation and amortization, stock-based stock compensation, special charges and goodwill impairment. Adjusted EBITDA is not a performance measure calculated in accordance with Generally Accepted Accounting Principles (“GAAP”).
Adjusted EBITDA is used by the Company to, among other things, evaluate its operating performance, forecast and plan for future periods, value prospective acquisitions, and as one of several components of incentive compensation targets for certain management personnel. This measure is an important indicator of the Company’s operational strength and performance of its business because it provides a link between profitability and operating cash flow. The Company believes the presentation of this measure is relevant and useful for investors because it allows investors to view performance in a manner similar to the method used by the Company’s management, helps improve their ability to understand the Company’s operating performance and makes it easier to compare the Company’s results with other companies that have different financing and capital structures or tax rates. In addition, this measure is also among the primary measures used externally by the Company’s investors, analysts and peers in its industry for purposes of valuation and comparing the operating performance of the Company to other companies in its industry. Adjusted EBITDA is also used to determine compliance with its debt covenants.
Since Adjusted EBITDA is not a measure of performance calculated in accordance with GAAP, it should not be considered in isolation of, or as a substitute for, net income as an indicator of operating performance. Adjusted EBITDA as the Company calculates it, may not be comparable to similarly titled measures employed by other companies. In addition, this measure does not necessarily represent funds available for discretionary use, and is not necessarily a measure of the Company’s ability to fund its cash needs. As Adjusted EBITDA excludes certain financial information compared with operating income, the most directly comparable GAAP financial measure, users of this financial information should consider the types of events and transactions which are excluded. As required by the SEC, the Company provides below a reconciliation of Adjusted EBITDA to operating income, the most directly comparable amount reported under GAAP.
(In millions)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2007	2006	2007	2006
Adjusted EBITDA	$27.2	$37.6	$97.4	$114.6
Less:
Depreciation and amortization	5.1	5.3	19.9	20.8
Stock-based compensation	1.8	2.7	9.6	12.3
Special charges	0.6	0.1	4.6	1.6
Goodwill impairment	0.0	515.9	0.0	515.9

Operating Income (Loss)	$19.7	($486.4)	$63.3	($436.0)

Free Cash Flow
Free cash flow is defined by the Company as net income (loss) plus depreciation and amortization, stock-based compensation, special charges and goodwill impairment less capital expenditures. The Company uses free cash flow, among other measures, to evaluate its operating performance. Management believes free cash flow provides investors with an important perspective on the Company’s cash available to service debt and the Company’s ability to make strategic acquisitions and investments, maintain its capital assets, repurchase its common stock and fund ongoing operations. As a result, free cash flow is a significant measure of the Company’s ability to generate long term value. The Company believes the presentation of free cash flow is relevant and useful for investors because it allows investors to view performance in a manner similar to the method used by management. In addition, free cash flow is also a primary measure used externally by the Company’s investors, analysts and peers in its industry for purposes of valuation and comparing the operating performance of the Company to other companies in its industry. Free cash flow per fully diluted weighted average Common shares outstanding is defined by the Company as free cash flow divided by the fully diluted weighted average Common shares outstanding.
As free cash flow is not a measure of performance calculated in accordance with GAAP, free cash flow should not be considered in isolation of, or as a substitute for, net income as an indicator of operating performance or net cash provided by operating activities as a measure of liquidity. Free cash flow, as the Company calculates it, may not be comparable to similarly titled measures employed by other companies. In addition, free cash flow does not necessarily represent funds available for discretionary use and is not necessarily a measure of the Company’s ability to fund its cash needs. In arriving at free cash flow, the Company adjusts net cash provided by operating activities to remove the impact of cash flow timing differences to arrive at a measure which the Company believes more accurately reflects funds available for discretionary use. Specifically, the Company adjusts net cash provided by operating activities (the most directly comparable GAAP financial measure) for capital expenditures, special charges, and deferred taxes, in addition to removing the impact of sources and or uses of cash resulting from changes in operating assets and liabilities. Accordingly, users of this financial information should consider the types of events and transactions which are not reflected. The Company provides below a reconciliation of free cash flow to the most directly comparable amount reported under GAAP, net cash provided by operating activities.

The following table presents a reconciliation of the Company’s net cash provided by operating activities to free cash flow:
(In millions except per share amounts)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2007	2006	2007	2006
Net Cash Provided by Operating Activities	$7.3	$42.1	$27.8	$104.3
Plus Changes in assets and liabilities	6.7	(22.7)	20.1	(45.0)
Special charges	0.6	0.1	4.6	1.6
Deferred taxes	1.3	16.0	6.4	20.5
Less Capital expenditures	(1.8)	(0.6)	(5.8)	(5.9)

Free Cash Flow	$14.1	$34.9	$53.1	$75.5

Diluted weighted-average shares outstanding	86.4	86.0	86.4	86.0

Free Cash Flow per Share	$0.16	$0.41	$0.61	$0.88

WESTWOOD ONE, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2007	2006	2007	2006
NET REVENUE	$118,317	$134,112	$451,384	$512,085

Operating Costs	90,021	96,091	350,440	395,196
Depreciation and Amortization	5,100	5,332	19,840	20,756
Goodwill Impairment	—	515,916	—	515,916
Corporate General and Administrative Expenses	2,853	3,056	13,171	14,618
Special Charges	601	110	4,626	1,579

	98,575	620,505	388,077	948,065

OPERATING (LOSS) INCOME	19,742	(486,393)	63,307	(435,980)
Interest Expense	5,887	6,473	23,626	25,590
Other Income	(257)	(537)	(411)	(926)

(LOSS) INCOME BEFORE INCOME TAXES	14,112	(492,329)	40,092	(460,644)
INCOME TAXES	5,807	(3,749)	15,724	8,809

NET (LOSS) INCOME	$8,305	$(488,580)	$24,368	$(469,453)

EARNINGS PER SHARE, common only:
BASIC	$0.10	$(5.68)	$0.28	$(5.46)

DILUTED	$0.10	$(5.68)	$0.28	$(5.46)

WEIGHTED AVERAGE SHARES OUTSTANDING:
BASIC	86,142	85,967	86,112	86,013

DILUTED	86,440	85,967	86,426	86,013

WESTWOOD ONE, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except per share amounts)

	December 31,	December 31,
	2007	2006
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$6,187	$11,528
Accounts receivable, net of allowance for doubtful accounts of $3,602 (2007) and $4,387 (2006)	108,271	115,505
Warrants, current portion	9,706	9,706
Prepaid and other assets	13,990	12,483

Total Current Assets	138,154	149,222

PROPERTY AND EQUIPMENT, NET	33,012	37,353
GOODWILL	464,114	464,114
INTANGIBLE ASSETS, NET	3,443	4,225
OTHER ASSETS	31,034	41,787

TOTAL ASSETS	$669,757	$696,701

LIABILITIES AND SHAREHOLDERS’ EQUITY

CURRENT LIABILITIES:
Accounts payable	$17,378	$35,425
Amounts payable to related parties	30,859	26,344
Deferred revenue	5,815	8,150
Income taxes payable	7,246	6,149
Accrued expenses and other liabilities	29,562	43,841

Total Current Liabilities	90,860	119,909
LONG-TERM DEBT	345,244	366,860
OTHER LIABILITIES	6,022	7,001

TOTAL LIABILITIES	442,126	493,770

COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS’ EQUITY
Preferred stock: authorized 10,000 shares, none outstanding	—	—
Common stock, $.01 par value: authorized, 300,000 shares; issued and outstanding, 87,105 (2007) and 86,311 (2006)	872	860
Class B stock, $.01 par value: authorized, 3,000 shares; issued and outstanding, 292 (2007 and 2006)	3	3
Additional paid-in capital	290,786	291,851
Unrealized gain on available for sale securities	5,955	4,570
Accumulated deficit	(69,985)	(94,353)

TOTAL SHAREHOLDERS’ EQUITY	227,631	202,931

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$669,757	$696,701

WESTWOOD ONE, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Year Ended
	December 31,
	2007	2006
CASH FLOW FROM OPERATING ACTIVITIES:
Net income	$24,368	$(469,453)
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	19,840	20,756
Goodwill Impairment	—	515,916
Deferred taxes	(6,480)	(20,546)
Non-cash stock compensation	9,606	12,269
Gain on sale of property	—	—
Amortization of deferred financing costs and other	481	359

	47,815	59,301

Changes in assets and liabilities:
Accounts receivable	7,234	17,278
Prepaid and other assets	(990)	6,367
Deferred revenue	(2,335)	(936)
Income taxes payable and prepaid income taxes	1,097	(15,724)
Accounts payable and accrued expenses and other liabilities	(29,435)	32,813
Amounts payable to related parties	4,515	5,152

Net Cash Provided By Operating Activities	27,901	104,251

CASH FLOW FROM INVESTING ACTIVITIES:
Capital expenditures	(5,849)	(5,880)
Proceeds from sale of property	—	—
Purchase of loan receivable	—	—
Collection of loan receivable	—	2,000
Acquisition of companies and other	—	75

Net Cash Used In Investing Activities	(5,849)	(3,805)

CASH FLOW FROM FINANCING ACTIVITIES:
Issuance of common stock under equity based compensation plans	—	392
Borrowings under bank and other long-term obligations	—	—
Debt repayments and payments of capital lease obligations	(25,730)	(60,685)
Dividend payments	(1,663)	(27,640)
Repurchase of common stock	—	(11,044)
Deferred financing costs	—	(352)
Excess windfall tax benefits from stock option exercises	—	12

Net Cash Used in Financing Activities	(27,393)	(99,317)

NET INCREASE IN CASH AND CASH EQUIVALENTS	(5,341)	1,129

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	11,528	10,399

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$6,187	$11,528